Exhibit 99.02

LIBERTY RESOURCES ACQUISITION CORP. ANNOUNCES THE APPOINTMENT OF TWO NEW DIRECTORS AND RESIGNATION OF EXISTING DIRECTOR

MIAMI BEACH, FL — August 3, 2022—Liberty Resources Acquisition Corp (“Liberty” or the “Company”) (Nasdaq: LIBYU, LIBY, LIBYW), today announced the expansion of the Company’s board of directors (the “Board”) from four to six directors, and the appointment of Mohamed Zahed Bin Hashim and Dato’ Seri Hong Leong Chee as new independent members of its Board effective as of July 29, 2022. The Company also announced that Akbar Tajudin Abdul Wahab has resigned from the Board for personal reasons, effective as of July 30, 2022.

Mohamed Zahed Bin Hashim, 63, is Vice President of the Malaysia Qatar Business counsel, a non-profit organization that promotes business between Malaysian and Qatari companies, a position he has held since 2019. From 2006 to 2020 he worked for Qatar Petroleum, where he served as Auditor on the Executive Committee responsible for safety and integrity, design and operations, and regulatory compliance. From 1999 – 2005 Mohamed Zahed Bin Hashim founded and owned Column Maintenance Services, Ltd a plant shutdown specialist contractor. He began his career with the Petronas Group of Companies, where he worked from 1983 - 1999. He received his bachelor’s degree in Mechanical Engineering from University of Dundee, Scotland and is the author of four publications relating to natural gas facilities and processing.

Dato’ Seri Hong Leong Chee, 58, is Executive Director of SYF Resources Bhd., a position he has held since 2003, and President of St. John’s Ambulance Association Malaysia, a position he has held since 2013. He is currently an independent director of Kairous Acquisition Corp. Ltd, a Nasdaq-listed special purpose acquisition company, and Micolink Solutions Bhd. He is also a director of twenty other private limited companies in Malaysia. From 1998 – 2002 he was Executive Director of Tanco Resort Bhd. and was the founder and Chief Executive Officer of Canary Infoport Sdn. Bhd., Canary Homes Sdn. Bhd., and Canary Dry Cleaning Sdn. Bhd from 1992 – 1998. Dato’ Seri Hong Leong Chee was Corporate Planning Executive of Leisure Holidays Sdn. Bhd from 1990 – 1992. He received his bachelor’s degree in Engineering with a focus in computers, and his Master of Business Administration with a focus in finance, from McMaster University.

“I am pleased to welcome Mohamed Zahed Bin Hashim and Dato’ Seri Hong Leong Chee to our team. Mohamed Zahed Bin Hashim’s extensive knowledge will add tremendous value to Liberty, and Dato’ Seri Hong Leong Chee’s experience provide an important perspective to the Company,” said Dato’ Maznah Binti Abdul Jalil, Chairman, Chief Executive Officer and Director of Liberty. “I would also like to extend my sincere gratitude to Akbar Tajudin Abdul Wahab for his dedication and service on our board.”

About Liberty Resources Acquisition Corp.

Liberty Resources Acquisition Corp. is a blank check company, which was formed to acquire one or more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. Liberty was formed to effect a business combination focusing on the natural resources industry, specifically within the oil and gas sectors.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the Company's search for an initial business combination. Forward-looking statements are statements that are not historical facts and are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement on Form S-1 and final prospectus filed with the SEC. Copies are available on the SEC's website, www.sec.report. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contact

Garry Richard Stein

Liberty Resources Acquisition Corp.

Phone: 1-305-809-7217